Exhibit 2.3

CERTIFICATE OF MERGER

OF

HCM II MERGER SUB INC.
(a Delaware corporation)

WITH AND INTO

TERRESTRIAL ENERGY INC.
(a Delaware corporation)

* * * * * * * * * *
In accordance with the provisions of § 251 of the
General Corporation Law of the
State of Delaware
* * * * * * * * * *

Terrestrial Energy Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), desiring to merge HCM II Merger Sub Inc. (“Merger Sub”), a Delaware corporation, with and into the Corporation, pursuant to Title 8, § 251(c) of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

FIRST: The name and state of incorporation of each constituent corporation of the merger (the “Merger”) are as follows:

NAME	STATE OF INCORPORATION
Terrestrial Energy Inc.	Delaware
HCM II Merger Sub Inc.	Delaware

SECOND: A Business Combination Agreement (the “Business Combination Agreement”) among the parties thereto has been approved, adopted, executed and acknowledged by the Corporation, in accordance with the requirements of § 251 of the General Corporation Law of the State of Delaware, and by Merger Sub, in accordance with the requirements of § 251 and § 228 of the General Corporation Law of the State of Delaware.

THIRD: Under the terms of the Business Combination Agreement, Merger Sub will merge with and into the Corporation, with the Corporation being the surviving corporation. The name of the surviving corporation of the merger is Terrestrial Energy Inc., a Delaware corporation (the “Surviving Corporation”). Upon the effective time of the merger, the name of the Surviving Corporation shall be changed to Terrestrial Energy Development Inc.

FOURTH: At the effective time of the merger, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as attached hereto as Exhibit A and as so amended and restated shall be the Amended and Restated Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

FIFTH: An executed copy of the Business Combination Agreement is on file at the principal place of business of the Surviving Corporation, 2730 W. Tyvola Road, Suite 100, Charlotte, NC 28217, and a copy of the Business Combination Agreement will be furnished by the Surviving Corporation, upon request and without cost, to any stockholder of any constituent corporation.

SIXTH: The merger shall be effective at 1:00 p.m., Eastern Time, on October 28th, 2025.

*       *       *       *       *

IN WITNESS WHEREOF, the undersigned, for the purpose of effectuating the merger of the constituent corporations, pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly has hereunto signed this Certificate of Merger this 28th day of October, 2025.

By:	/s/ Simon Irish
Authorized Officer

Name:	Simon Irish
Print or Type

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

See attached.

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
TERRESTRIAL ENERGY DEVELOPMENT INC.

ARTICLE I

The name of this corporation is Terrestrial Energy Development Inc. (the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 131 Continental Drive, Suite 301, Newark, New Castle County, Delaware 19713. The name of its registered agent at such address is Incorp Services, Inc.

ARTICLE III

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

ARTICLE IV

This Corporation is authorized to issue Common Stock. The total number of shares that the Corporation is authorized to issue is one thousand (1,000) shares of Common Stock, each having a par value of $0.001.

ARTICLE V

A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors (the “Board”). The number of directors that shall constitute the whole Board shall be fixed by the Board in the manner provided in the bylaws of the Corporation.

B. Election of directors need not be by ballot unless the bylaws so provide.

ARTICLE VI

The Board may from time to time adopt, amend, alter, supplement, rescind or repeal any or all of the bylaws of the Corporation without any action on the part of the stockholders; provided, however, that the stockholders may adopt, amend or repeal any bylaw adopted by the Board, and no amendment or supplement to the bylaws adopted by the Board shall vary or conflict with any amendment or supplement adopted by the stockholders. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited, as applicable, to the fullest extent permitted by the DGCL as amended.

ARTICLE VII

To the fullest extent permitted under the DGCL, as amended from time to time, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty owed to the Corporation or its stockholders. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended, automatically and without further action, upon the date of such amendment. Any amendment or repeal of this Article VII shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.

ARTICLE VIII

A. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (except for judgments, fines and amounts paid in settlement in any action or suit by or in the right of the Corporation to procure a judgment in its favor) actually and reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section VIII.C, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

B. To the extent not prohibited by applicable law, the Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VIII or otherwise.

C. If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

D. The rights conferred on any Covered Person by this Article VIII shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

E. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another entity or enterprise shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other entity or enterprise.

F. Any amendment or repeal of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment or repeal.

G. This Article VIII shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE IX

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

ARTICLE X

The Corporation elects not to be governed by Section 203 of the DGCL.

5